Exhibit 99.1

Inhibikase Therapeutics Announces Planned Retirement of Chief Financial Officer Joseph Frattaroli

- Joseph Frattaroli to retire at end of 1Q24; Garth Lees-Rolfe, Vice-President of Finance, to be promoted to Chief Financial Officer —

BOSTON and ATLANTA, January 16, 2024 — Inhibikase Therapeutics, Inc. (Nasdaq: IKT) (“Inhibikase” or “Company”), a clinical-stage pharmaceutical company developing protein kinase inhibitor therapeutics to modify the course of Parkinson’s disease, Parkinson’s-related disorders and other diseases of the Abelson Tyrosine Kinases, today announced that Joseph Frattaroli, Chief Financial Officer, plans to retire at the end of the first quarter of 2024. The Company’s Vice-President for Finance, Garth Lees-Rolfe, will be promoted to Chief Financial Officer.

“On behalf of the Board of Directors and the entire Inhibikase team, I would like to extend our deepest gratitude to Joe for his years of service. Joe joined Inhibikase in 2018, and, through his leadership, we successfully transitioned into a public company and have managed to finance our research and development programs despite the difficult market,” said Dr. Milton Werner, President and Chief Executive Officer of Inhibikase. “While I’m sad to lose a partner and confidant, succeeding Joe in his role is Garth Lees-Rolfe, our current VP of finance, who has been working with Joe and has been assuming increased responsibilities over the past year as part of a planned transition to becoming our next Chief Financial Officer. We are excited to have Garth take on an expanded role with Inhibikase as we enter a new chapter of growth.”

“It has been a pleasure to work with the dedicated, professional team at Inhibikase Therapeutics for the past six years,” said Joseph Frattaroli. “I look back on the significant progress that we have made as a company with pride for how far we’ve come and will be excited to see what the team accomplishes in the coming years. Garth has been growing into the CFO role and I have no doubt that Inhibikase will be continue to drive value for its shareholders while simultaneously developing transformative therapeutics for patients with neurodegenerative disease.”

About Inhibikase (www.inhibikase.com)

Inhibikase Therapeutics, Inc. (Nasdaq: IKT) is a clinical-stage pharmaceutical company developing therapeutics for Parkinson’s disease and related disorders. Inhibikase’s multi-therapeutic pipeline has a primary focus on neurodegeneration and its lead program risvodetinib, an Abelson Tyrosine Kinase (c-Abl) inhibitor, targets the treatment of Parkinson’s disease inside and outside the brain as well as other diseases that arise from Ableson Tyrosine Kinases. Its multi-therapeutic pipeline is pursuing Parkinson’s-related disorders of the brain and GI tract, orphan indications related to Parkinson’s disease such as Multiple System Atrophy, and drug delivery technologies for kinase inhibitors such as IkT-001Pro, a prodrug of the anticancer agent imatinib mesylate that the Company believes will provide a better patient experience with fewer on-dosing side-effects. The Company’s RAMP™ medicinal chemistry program has identified a number of follow-on compounds to IkT-148009 to be potentially applied to other cognitive and motor function diseases of the brain. Inhibikase is headquartered in Atlanta, Georgia with an office in Lexington, Massachusetts.

Social Media Disclaimer

Investors and others should note that we announce material financial information to our investors using our investor relations website, press releases, SEC filings and public conference calls and webcasts. The company intends to also use X, Facebook, LinkedIn and YouTube as a means of disclosing information about the company, its services and other matters and for complying with its disclosure obligations under Regulation FD.

Inhibikase Therapeutics, Inc.		Page 1 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Inhibikase’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause Inhibikase’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully transition the chief financial officer role, our ability to successfully conduct clinical trials, that results in our animal studies may not be replicated in humans, and our need for additional financing as well as such other factors that are discussed in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this release. Inhibikase undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts:

Company Contact:

Milton H. Werner, PhD

President & CEO

678-392-3419

info@inhibikase.com

Investor Relations:

Alex Lobo

Stern Investor Relations, Inc.

alex.lobo@sternir.com

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Inhibikase Therapeutics, Inc.		Page 2 of 2
3350 Riverwood Parkway, Suite 1900
Atlanta, GA 30339	www.inhibikase.com